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                                                                   Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of: (i) our supplemental report dated January 14, 1999, included in the Abbott Laboratories Annual Report on Form 10-K for the year ended December 31, 1998 and (ii) our report dated January 14, 1999, incorporated by reference in the Abbott Laboratories Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our firm in the registration statement.

                                         /s/ Arthur Andersen LLP
                                         -----------------------
                                         ARTHUR ANDERSEN LLP


Chicago, Illinois
December 17, 1999